As filed with the Securities and Exchange Commission on July 16 , 2014
Registration No. 333-195794

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PERION NETWORK LTD.
(Exact name of Registrant as specified in its charter)

N/A
(Translation of Registrant's name into English)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 HaNechoshet Street
Tel Aviv, Israel 69710
+972-3-769-6100
(Address and telephone number of Registrant's principal executive offices)

Smilebox Inc.
15809 Bear Creek Parkway, Suite 320
Redmond, Washington 98052
Phone:  (425(-881-9475
 (Name, address and telephone number of agent for service)

Copies to:
Richard H. Gilden, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Tel: 212-715-9486 Fax: 212-715-8085	Adam M. Klein, Adv. Goldfarb, Seligman & Co. 98 Yigal Alon Street Tel-Aviv 6789141, Israel Tel: +972-3-608-9999 Fax: +972-3-608-9909

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JULY 16, 2014

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

44,917,288 Ordinary Shares

The selling shareholders identified in this prospectus may offer and sell from time to time up to 44,917,288 of our ordinary shares.

We will not receive any proceeds from the sale of the shares by the selling shareholders.

Our ordinary shares are traded on the NASDAQ Global Select Market, or NASDAQ, under the symbol "PERI" and on the Tel Aviv Stock Exchange, or the TASE, under the symbol "PERION". The closing prices of our ordinary shares, as reported on NASDAQ and on the TASE on July 15, 2014, were $9.62 and NIS 33.59 (equal to $9.86 based on the exchange rate between the NIS and the dollar, as quoted by the Bank of Israel on July 15, 2014), respectively.

Investing in our securities involves a high degree of risk. See "Risk Factors" on page 4 of this prospectus.

The selling shareholders may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods.  For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." If any underwriters are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.

            Neither the SEC, the Israel Securities Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

The date of this prospectus is ______, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that Perion Network Ltd. filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, the selling shareholders identified herein may, from time to time, sell the securities described in this prospectus in one or more offerings.

You should rely only on the information contained or incorporated by reference in this prospectus. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We prepare our financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

As used in this prospectus and any supplement to this prospectus, and unless we have indicated otherwise or the context otherwise requires, the terms "Perion", "Registrant", "Company", "we", "us" or "ours" refer to Perion Network Ltd. and its subsidiaries. References to "dollar" and "$" are to U.S. dollars, the lawful currency of the United States, and references to "NIS" are to New Israeli Shekels, the lawful currency of the State of Israel.

ABOUT PERION NETWORK LTD.

We were incorporated under the laws of the State of Israel in November 1999 under the name Verticon Ltd. and changed our name to IncrediMail Ltd. in November 2000.  In November 2011, we changed our name to Perion Network Ltd., to better reflect the diverse nature of our business. We completed the initial public offering of our ordinary shares on the NASDAQ Stock Market on February 3, 2006 and listed on the Tel Aviv Stock Exchange ("TASE") on November 20, 2007.

On August 31, 2011 we completed the purchase of Smilebox Inc., a Washington corporation. On November 30, 2012 we completed the purchase of SweetIM Ltd., a Belize company that wholly owns SweetIM Technologies Ltd., an Israeli company.

Recent Developments

On September 16, 2013, we entered into a Share Purchase Agreement, by and among Perion, Conduit Ltd., an Israeli company ("Conduit"), and ClientConnect Ltd. ("ClientConnect") providing for the acquisition by us of all the outstanding shares of ClientConnect in exchange for our ordinary shares (the "ClientConnect Acquisition").  On the same date, Conduit and ClientConnect entered into a Split Agreement pursuant to which on December 31, 2013, the entire activities and operations, and related assets and liabilities, of the ClientConnect business were transferred to ClientConnect on a cash-free and debt-free basis and the Conduit shareholders became the shareholders of ClientConnect in proportion to their ownership of Conduit (the "Conduit Split").

Upon the consummation of the ClientConnect Acquisition, which took place on January 2, 2014, each ClientConnect ordinary share was exchanged for approximately 0.2387 of our ordinary shares, as a result of which ClientConnect became a wholly owned subsidiary of ours.  In addition, we granted options to purchase our ordinary shares to ClientConnect employees in exchange for their options to purchase ClientConnect shares that were issued to them upon the consummation of the Conduit Split as a roll-over of their then existing options to purchase ordinary shares of Conduit. Accordingly, we issued approximately 54.7 million of our ordinary shares to the ClientConnect shareholders and granted options to purchase approximately 2.8 million of our ordinary shares to the ClientConnect employees. Immediately following the closing, we were owned approximately 81% by the former ClientConnect shareholders and option holders and 19% by our pre-closing shareholders and option holders, on a fully diluted basis (as determined by the treasury stock method, together with an adjustment for an assumed issuance of our ordinary shares at a reference price of $10.49 per share based on the Black Scholes values of out-of-the-money Perion options and ClientConnect options).

On May 18, 2014, we filed a shelf prospectus with the Israel Securities Authority and announced that we are considering a public debt offering to residents of Israel. At this stage, our board of directors has not approved the scope or terms of any offering, and there is no certainty that such offering will be consummated.  The shelf prospectus will allow us, from time to time, to offer and sell a variety of securities in Israel, in one or more offerings, subject to the publication of a supplemental shelf offering report describing the terms of the securities offered and the specific details of the offering. Any securities, if offered, will not be offered nor sold in the United States and will not be registered under the Securities Act of 1933, as amended, or the Securities Act, in reliance on the safe harbor provided by SEC Regulation S .

On June 19, 2014, we announced the appointment of Mr. Orey Gilliam as President of our Codefuel Division, effective July 8, 2014.  He will replace Mr. Josh Wine, who left the Company on June 19, 2014.  Mr. Gilliam currently serves as an advisor, consultant and advisory board member to multiple start-up companies in the Internet and mobile industries. From 2011 to 2012, he served as the Chief Executive Officer of BIScience, a validation, measurement, and analysis solutions provider for online and mobile advertising activities.  From 2003 to 2009, he served in various positions at AOL, including Chief Executive Officer of ICQ and Head of AOL Messaging, responsible for over 200 employees with offices in multiple countries.  From 1992 to 2003, he worked for Gilat Satellite Networks, where he held various Vice President roles, including Broadband, Operations and Chief Information Officer.  Mr. Gilliam holds a B.S. degree in Computer Engineering from the Technion - Israel Institute of Technology.

On July 15, 2014, we consummated the acquisition of Grow Mobile, Inc. The total purchase price may reach up to $42 million. At the closing, an initial payment of $12 million was made to the securityholders of Grow Mobile. Of such initial payment, $5 million was paid in cash (of which approximately $386,000 is subject to continued employee vesting) and $7 million was paid in the form of 687,467 ordinary shares (108,159 of which such shares are subject to continued employee vesting).  In addition, on or prior to September 26, 2014, the former securityholders of Grow Mobile will be paid an additional $5 million of deferred cash (of which approximately $582,000 is subject to continued employee vesting). In addition, the Grow Mobile security holders may earn up to an additional $13.2 million in cash and $12.8 million in ordinary shares over the next 24 months, contingent upon achieving certain revenue and profit milestones.  Grow Mobile provides an innovative platform for mobile advertising that enables developers to buy, track, optimize, and scale user acquisition campaigns from a single dashboard.  Grow Mobile will become part of Perion Lightspeed, which was recently created to address the advertising needs of mobile app developers, and will enable Perion Lightspeed to provide a more comprehensive technical and platform solution for app developers. The co-founders of Grow Mobile, Brendan Lyall, A.J. Yeakel and Minglei Xu, as well as the rest of the Grow Mobile team, have joined the Company.

Business Overview

Our legacy software applications offer advantages for consumers and are designed to make various aspects of their online experience simpler, safer and more enjoyable. Our CodeFuel solution, which we launched following our acquisition of ClientConnect in January 2014, is targeted at digital businesses, and empowers them to optimize their distribution and maximize revenue. Servicing software developers, while being one ourselves, we understand the needs of publishers, and our solution enables developers to focus on creating high-quality digital product and content. The Perion team brings decades of experience in operating and investing in digitally-enabled businesses, and we continue to innovate and create value for the application ecosystem. Today, we have contracted with over 260,000 online publishers and developers in over 120 countries who utilize our solutions for distribution and monetization of their offerings.

Our legacy applications are designed to enhance our users’ online experience in a variety of ways. IncrediMail is a unified messaging application that enables consumers to manage multiple email accounts and Facebook messages in one place with an easy-to-use interface and extensive personalization features, and is available in over 100 countries in 8 languages. Smilebox is a leading photo sharing and social expression product and service that quickly turns life's moments into digital keepsakes for sharing and connecting with friends and family in a fun and personal way. SweetIM is an instant messaging application, enabling consumers to personalize their everyday communications with free, fun and easy-to-use content.

All of our legacy products were initially offered for use on desktop computers. In line with the emergence and increasing importance of mobile platforms over the last few years, we have developed and marketed products for use on mobile platforms as well. In September 2011, we introduced Smilebox for the iPhone, which has since recorded 2.0 million downloads. In March 2013, we introduced a mobile e-mail client, now available for the iPad, iPhone and most recently for Android and have so far registered over 0.7 million downloads.

In the past we relied primarily on "viral marketing" to increase the popularity of our legacy products. When an existing user sends an email with IncrediMail or Molto, or an instant message enriched by SweetIM content, or digital photo creations generated by our Smilebox software, there is an embedded link that allows the recipient to download our products. We also acquire users from downloads initiated through word of mouth. Although viral marketing is still a contributor to the overall growth in popularity of our legacy products, its effectiveness has declined over time, and in 2011 we began investing in advertising to continue to grow our user base.

In January 2014, following the acquisition of ClientConnect, we launched our CodeFuel solution. CodeFuel is a leading self-service platform with simple integration and robust, built-in analytics that empower digital businesses to optimize distribution and maximize revenue. With the launch of our CodeFuel solution, we have evolved into a global media and Internet company that powers innovation. We now focus on providing online publishers and app developers advanced technology and a variety of intelligent data-driven solutions to monetize their applications or content and expand their outreach to larger audiences. Consequently, we have refocused our marketing strategy on increasing developer and advertiser awareness of our CodeFuel solution.

CodeFuel includes, among other things, a proprietary search client application solution called SearchFuel, as well as a cloud-based toolbar generating platform. Our toolbar platform allows online publishers to create, implement and distribute web browser toolbars, SearchFuel and other software products and services to targeted audiences, and to subsequently administer them. SearchFuel provides a search-based monetization solution for our publishers with enhanced analytics capabilities to track and monitor their business performance. From the end user perspective, SearchFuel enables users to configure their browser settings through the search setting dialogue so they are powered by ClientConnect's search-engine partners, or any other search provider. SearchFuel will protect these settings from third-party application attempts to override the user defined settings. The toolbar platform includes software applications and tools that provide comprehensive solutions for the full customization of the toolbar graphical user interface ("GUI"), as well as additional features, tools and services (such as a search box, home page takeover, web applications, search protect and value apps), through a user-friendly online drag and drop system.

Publishers can choose to distribute SearchFuel as a standalone solution to their users, who can then choose to download and install it.  As part of the SearchFuel installation process, end users are able to replace their home page and default search engine with the ClientConnect ones, where users may conduct searches or follow links to advertisements that advertisers may display.

Publishers may also distribute their customized toolbars together with features, tools and services made available via our toolbar platform, including additional third-party content features or services that publishers decide to offer to end users, who can then choose to download and install the toolbars and the related features or services, as applicable.  End users may also utilize the toolbars for Internet searches that are powered by search-engines with which ClientConnect contracts.  As part of the toolbar installation process, end users are able to:

•	replace their home page with the ClientConnect home page, where users may conduct searches or follow links to advertisements that advertisers may display;

•	install ClientConnect search protect software, which is designed to maintain the end user's selected browser settings and to prevent third party software downloads from changing such settings; and

•
  use the value apps tool (a tool developed by ClientConnect for the aggregation and optimization of ClientConnect and third-party applications, services and offers), which is offered as a toolbar feature or as a stand-alone software product to end users.

In addition, ClientConnect also allows online publishers the ability to set up syndicated searches on their individual websites and to monetize their users’ other search assets, such as browser default search, new tab search, and error page redirection.

ClientConnect employs two types of marketing methods, inbound and outbound.  The outbound method is accomplished by identifying software developers and sending them emails via an automated process, offering a partnership for monetization services.  The inbound method is based on a software developer or publisher seeking distribution or monetization services, through search engines or social networks, and as a result arriving at the sign-up page on our website. The inbound process is supported by a proactive marketing program, including Ad-words, social media-based advertising, display advertising and other marketing venues.

We believe that our historical track record of converting registered users to transacting customers represents a convincing validation of our experience and know-how as developers, and in doing so confirms our position as providing effective solutions to our developer clients. When we use the term "registered user", we mean a user who has downloaded a product and completed the registration process. Registrations are not necessarily indicative of the number of individuals using the product or services, as a user may register more than one time and a particular product or service may be resident on a computer but not actually be used.

Additional information about us and our operations may be found on our website at www.perion.com.  The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

For a full and comprehensive description of our business, markets and product lines, see our Annual Report on Form 20-F filed with the SEC on April 10, 2014, or our 2013 Annual Report.

The ClientConnect Acquisition is considered a reverse acquisition of all of our outstanding shares and options by ClientConnect in accordance with Accounting Standards Codification Topic 805, "Business Combinations", using the acquisition method of accounting whereby ClientConnect is deemed the accounting acquirer and we are deemed accounting acquiree.  The audited consolidated financial statements of ClientConnect for the three years ended December 31, 2013, as well as unaudited pro forma combined financial data of Perion and ClientConnect for the year ended December 31, 2013, were filed with the SEC on Form 6-K on April 18, 2014 and are incorporated herein by reference.

RISK FACTORS

An investment in our securities is subject to uncertainties and involves a high degree of risk.  Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment. Before you invest in our securities, you should carefully consider the information in this prospectus, as well as the risk factors described in our periodic reports filed with the SEC, including those specified in the section captioned "Risk Factors" in Item 3.D. of our 2013 Annual Report, which is incorporated by reference in this prospectus. If any of those risks actually occur, our business, liquidity, financial condition and results of operations could be materially and adversely affected.  In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment. In addition, please read "Cautionary Note Regarding Forward-Looking Statements" below, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our, or our industry’s, actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "would", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "projects", "potential" or "continue" or the negative of such terms and other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we do not know whether we can achieve positive future results, levels of activity, performance, or goals. Actual events or results may differ materially from our current expectations. All forward-looking statements included in this report are based on information available to us on the date of this prospectus. Except as required by applicable law, we undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, new information or otherwise.

You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we currently expect.

Factors that could cause actual results to differ from our expectations or projections include certain risks, including but not limited to the risks and uncertainties relating to our business, intellectual property, industry and operations in Israel, as described in Item 3.D of our 2013 Annual Report, which is incorporated by reference in this prospectus  Assumptions relating to the foregoing involve judgment with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. In light of the significant uncertainties, inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of March 31, 2014.

The information in this table should be read in conjunction with and is qualified by reference to our unaudited consolidated financial statements and other financial information incorporated by reference into this prospectus.

As of March 31, 2014 (U.S. dollars in thousands)

Cash and cash equivalents	51,174

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities	98,790
Total long-term liabilities	8,602

SHAREHOLDERS' EQUITY
Shares issued and outstanding as of March 31 2014 (ordinary shares, NIS 0.01 par value, 120,000,000 shares authorized, 67,318,660 shares issued and outstanding)	183
Additional paid-in capital	184,938
Total shareholders’ equity	198,937
Total liabilities and shareholders' equity	306,329

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the ordinary shares being offered for sale by the selling shareholders. We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling shareholders.

DESCRIPTION OF ORDINARY SHARES

As of December 31, 2013, our authorized share capital consisted of NIS 1,200,000, divided into 120,000,000 ordinary shares, par value NIS 0.01 per share, of which 12,501,237 ordinary shares were outstanding, all of which were fully paid, and 346,019 ordinary shares were issued and held by us as dormant shares. As of such date, under our incentive plan, there were options outstanding to purchase 1,713,553 ordinary shares at a weighted average price of $7.01 per share and restricted share units outstanding in respect of 200,000 ordinary shares, with a purchase price of NIS 0.01 per share. The expiration dates of such awards range from January 2014 to October 2018.

As of June 30, 2014, our authorized share capital consisted of 120,000,000 ordinary shares, par value NIS 0.01 per share, of which 68,466,097 ordinary shares were outstanding, all of which were fully paid, and 346,019 ordinary shares were issued and held by us as dormant shares. As of such date, under our incentive plan, there were options outstanding to purchase 3,675,727 ordinary shares at a weighted average price of $9.08 per share and restricted share units outstanding in respect of 1,441,200 ordinary shares, with a purchase price of NIS 0.01 per share. The expiration dates of such awards range from July 2014 to June 2019.

In 2011, we issued 85,595 ordinary shares under our incentive plan at a weighted average price of $3.18 per share and 128,538 ordinary shares in partial consideration for the acquisition of Smilebox.

In 2012, we issued 92,596 ordinary shares under our incentive plan at a weighted average price of $3.90 per share, 65,720 ordinary shares in partial consideration for the acquisition of Smilebox and 1,990,000 ordinary shares in partial consideration for the acquisition of SweetIM.

In 2013, we issued 436,727 ordinary shares under our incentive plan at a weighted average price of $5.22 per share.

For more information, see our 2013 Annual Report.

TAXATION

For discussion of certain income tax considerations with respect to our ordinary shares, including distributions with respect to our ordinary shares, the sale or disposition of our ordinary shares, applicable Israeli taxes, U.S. federal, state and local taxes, the tax consequences to U.S. holders if we are a passive foreign investment company, and certain information reporting and backup withholding requirements, please see Item 10.E "Taxation" of our 2013 Annual Report.

WE ENCOURAGE EACH INVESTOR TO CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE EFFECTS OF APPLICABLE ISRAELI, U.S. FEDERAL, STATE, AND LOCAL TAXES.

SELLING SHAREHOLDERS

The selling shareholders acquired the ordinary shares being registered for resale pursuant to this prospectus from us on January 2, 2014 in consideration for their respective shares of ClientConnect. We are registering the resale of these newly issued ordinary shares pursuant to our registration rights undertaking entered into on January 2, 2014 in connection with the ClientConnect Acquisition. The shares being offered are being registered to permit public secondary trading of such shares, and each selling shareholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus as described below under "Plan of Distribution", subject to the lock-up restrictions described in that section.

The following table sets forth, for each selling shareholder, the name, the number of ordinary shares owned as of July 16, 2014, the maximum number of ordinary shares that may be offered pursuant to this prospectus and the number of ordinary shares that would be owned after the sale of the maximum number of ordinary shares. Unless otherwise indicated below, such information was provided directly by the applicable selling shareholder.

All of the selling shareholders are also shareholders of Conduit, the company that previously owned the ClientConnect business.  Our agreements with Conduit are described in Items 7.B "Related Party Transactions—Agreements with Conduit" and 10.C "Material Contracts—Agreements Relating to the ClientConnect Acquisition" in our 2013 Annual Report. Other than the relationships described therein, to our knowledge, none of the selling shareholders is an employee or supplier of ours or our affiliates. Within the past three years, other than the relationships described therein, none of the selling shareholders has held a position as an officer or director of ours, nor has any selling shareholder had any material relationship of any kind with us or any of our affiliates, except that (i) Dror Erez and Roy Gen are members of our board of directors, (ii) Ronen Shilo, Dror Erez, Roy Gen and Michael A. Eisenberg, a director of BCPI-C, are officers or directors of Conduit and (iii) each of Ronen Shilo, Dror Erez, Benchmark Israel II L.P., Project Condor LLC and Zack and Orli Rinat beneficially own more than 5% of our outstanding ordinary shares.   None of the selling shareholders has any family relationships with our officers or directors.

Any selling shareholders who are broker-dealers or affiliates of broker-dealers and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. Except as set forth below, to our knowledge, none of the selling shareholders is a broker-dealer or affiliate of a broker-dealer.

The term “selling shareholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholders named in the table below.

Name and Address of Selling Shareholder	Shares Ownedas of July 16 , 2014	Maximum Number of Shares being Offered	Percentage of Outstanding Ordinary Shares Prior to the Offering	Number of Shares to be Owned Immediately After Sale of Maximum Number of Shares in the Offering
				# of Shares	% of Class
Ronen Shilo c/o Conduit Ltd. 5 Golda Meir Street Park Ta'asiyot Hamada Ness-Ziona, Israel	9,843,163(1)	9,843,163	14.4%	0	0
Dror Erez c/o Conduit Ltd. 5 Golda Meir Street Park Ta'asiyot Hamada Ness-Ziona, Israel	9,843,163(2)	9,843,163	14.4%	0	0
Benchmark Israel II L.P. Benchmark Capital 2965 Woodside Road Woodside, CA	9,649,657(3)	9,649,657	14.1%	0	0
Zack and Orli Rinat 26319 Esperanza Drive Los Altos Hills, CA	6,484,347(4)	6,484,347	9.5%	0	0
Project Condor LLC 270 Park Avenue New York, NY	4,203,067(5)	4,203,067	6.1%	0	0
Gaby Bilczyk 32 Kibbutz Galuyot St. Ness-Ziona, Israel	2,597,924	2,597,924	3.8%	0	0
W Capital Engage, L.P. One East 52nd Street New York, NY	1,736,352(6)	1,736,352	2.5%	0	0
Roy Gen c/o Conduit Ltd. 5 Golda Meir Street Park Ta'asiyot Hamada Ness-Ziona, Israel	559,615	559,615	0.8%	0	0
_________________
(1)	Based upon, and qualified in its entirety with reference to, a Schedule 13D filed with the SEC on January 13, 2014, by Mr. Shilo.

(2)	Based upon, and qualified in its entirety with reference to, a Schedule 13D filed with the SEC on January 13, 2014, by Mr. Erez.

(3)
Based upon, and qualified in its entirety with reference to, a Schedule 13G filed with the SEC on January 13, 2014, by Benchmark Israel II, L.P.  BCPI Partners II, L.P. ("BCPI-P"), the general partner of Benchmark Israel II, L.P. ("BI II"), may be deemed to have sole power to vote and dispose of the shares directly held by BI II.  BCPI Corporation II ("BCPI-C"), the general partner of BCPI-P, may be deemed to have sole power to vote and dispose of the shares directly held by BI II.  Michael A. Eisenberg and Arad Naveh, the directors of BCPI-C, may be deemed to have shared power to vote and dispose of the shares directly held by BI II.

(4)
Based upon, and qualified in its entirety with reference to, a Schedule 13G filed with the SEC on January 16, 2014, by Zack and Orli Rinat.  The Ordinary Shares are held by Zack Rinat and Orli Rinat as community property.

(5)
Based upon, and qualified in its entirety with reference to, a Schedule 13G filed with the SEC on January 10, 2014, by Project Condor LLC.  Project Condor LLC is a member-managed limited liability company. J.P. Morgan Digital Growth Fund L.P. (“DGF”) and 522 Fifth Avenue Fund, L.P. (“522 Fund”) are the only members of Project Condor LLC. J.P. Morgan Investment Management Inc., a registered investment adviser under the Investment Advisers Act of 1940, is the investment advisor to DGF and 522 Fund and is an affiliate of a broker-dealer. The shareholder has informed us that the shares were received to be resold in the ordinary course of business and that at the time of its acquisition of the shares, the shareholder did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares. As a result, we believe that the shareholder is not deemed an underwriter of the shares.  Voting and dispositive power with respect to the shares indirectly held by DGF and 522 Fund through Project Condor LLC reside with J.P. Morgan Investment Management Inc. and not with any natural persons.

(6)
W Capital Engage, L.P., a Delaware limited partnership ("Engage"), directly owns these shares. The sole general partner of Engage is WCP GP II, LLC, a Delaware limited liability company ("WCP LLC"). Robert Migliorino, David Wachter and Stephen Wertheimer are the managing members of WCP LLC and have voting or dispositive power of these shares.

We may notify the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Information concerning the selling shareholders may change from time to time and any changed information will be set forth in post-effective amendments or prospectus supplements if and when necessary.

PLAN OF DISTRIBUTION

The selling shareholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the ordinary shares covered by this prospectus. The inclusion of any ordinary shares in this prospectus does not mean, however, that those ordinary shares necessarily will be offered or sold.

The ordinary shares covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	in the over-the-counter market;
•	in privately negotiated transactions;
•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;
•	in a block trade in which a broker-dealer will attempt to sell a block of ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	directly to one or more purchasers;
•	through agents;
•	in any combination of the above; and
•	any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, a prospectus supplement, or under an amendment thereto under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus and/or a prospectus supplement. The selling shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus or a related prospectus supplement.

In connection with the sale of ordinary shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions that they assume. The selling shareholders may also sell ordinary shares short and deliver these securities to close out their short positions, or loan or pledge ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus supplement and the accompanying prospectus, which ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement and the accompanying prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders also may resell all or a portion of the ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the ordinary shares by a broker-dealer as principal and resales of the ordinary shares by the broker-dealer for its account pursuant to this prospectus;
•	ordinary brokerage transactions; or
•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. Only underwriters named in the prospectus supplement are underwriters of our securities offered by the prospectus supplement.

 In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from the selling shareholders or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be "underwriters" as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.  Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transaction involving our securities.  We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement.  Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, or FINRA, limitations. In particular, in compliance with the guidelines of FINRA, the aggregate maximum fees or other items of value to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this registration statement.

The selling shareholders, any underwriters, dealers and agents and their respective affiliates and representatives may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If underwriters or dealers are used in the sale, until the distribution of our securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities.  As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more shares than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement.  In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of our securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.  In general, purchases of a security for the purpose of stabilizing or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. These transactions may be effected on any exchange on which our securities are traded, in the over-the-counter market, or otherwise.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

To our knowledge, the selling shareholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the ordinary shares covered by this prospectus. At any time a particular offer of the ordinary shares covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the ordinary shares covered by this prospectus.

Contractual Lock-up

All of the selling shareholders are subject to lock-up arrangements with respect to the ordinary shares issued to them at the closing of the ClientConnect Acquisition on January 2, 2014 (the “Contractual Lock-up”), pursuant to which each of them will not be permitted to sell, offer to sell, grant any option to purchase or otherwise transfer or dispose of any of such shares during the initial six-month period ending on July 2, 2014. From July 3, 2014 to January 2, 2016, each selling shareholder will be permitted to transfer up to 10% of such shareholder's shares that are subject to the Contractual Lock-up. Each such holder will be permitted to sell a higher percentage of such holder's shares during such 18-month period if our ordinary shares trade on the NASDAQ Stock Market at certain pre-defined price levels, namely, 33% if the prevailing market price is $15.00 per share, 67% if the prevailing market price is $18.50 per share and 100% if the prevailing market price is $22.00 per share.  The Contractual Lock-up may be relaxed sooner in certain circumstances. For more information, see Item 10.C of our 2013 Annual Report under "Agreements Relating to the ClientConnect Acquisition—Lock-up Arrangements".

Tax Lock-up

Pursuant to a tax ruling issued by the Israeli Tax Authorities, the tax events with respect to Conduit and its shareholders arising from the Conduit Split and the ClientConnect Acquisition will be deferred until the sale of our ordinary shares issued at the closing of the ClientConnect Acquisition by any holder thereof or the sale by us of the assets or shares of ClientConnect. As a condition of this tax deferral, under Israeli tax law, our major Israeli shareholders, Ronen Shilo, Dror Erez and Zack and Orli Rinat, are required to comply with various restrictions until December 31, 2015, including prohibitions on sale of 10% or more of their shares in the Company (the “Tax Lock-up”).  In the event of a violation of the foregoing restrictions by any of these major Israeli shareholders, Conduit, its shareholders and ClientConnect would be subject to tax on any gains derived from the Conduit Split and the ClientConnect Acquisition, which would otherwise be deferred under the tax ruling, and the breaching shareholder would be required to indemnify the injured parties for the damages caused by such breach. Accordingly, even though all the shares held by such major Israeli shareholders are included in this prospectus, 90% of such shares are effectively locked up through the end of 2015.  In contrast to the Contractual Lock-up, the Tax Lock-up is not subject to early relaxation. For more information, see Item 10.C of our 2013 Annual Report under "Agreements Relating to the ClientConnect Acquisition—Tax-related Restrictions".

EXPENSES

We have incurred, or expect to incur, the following estimated expenses in connection with this prospectus:

SEC registration fees	$60,664
Legal fees and expenses	$20,000
Accounting fees and expenses	$5,000
Printing and EDGAR formatting expenses	$500
Miscellaneous	$3,836

TOTAL	$90,000

LEGAL MATTERS

The validity of the securities offered hereby and other legal matters under Israeli law relating to any offering will be passed upon for us by Goldfarb Seligman & Co., Tel-Aviv, Israel.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference to our 2013 Annual Report and the consolidated financial statements of ClientConnect incorporated in this prospectus by reference to our Report on Form 6-K filed with the SEC on April 18, 2014, have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in Israel, most of our executive officers and directors and the Israeli experts named herein are nonresidents of the United States, and a substantial portion of our assets and of such persons' are located outside the United States. For further information regarding enforceability of civil liabilities against us and other persons, see the discussions in Item 3 of our 2013 Annual Report under the caption "Risk Factors —Risks Related to Our Operations in Israel — Investors and our shareholders generally may have difficulties enforcing a U.S. judgment against us, our executive officers and our directors or asserting U.S. securities laws claims in Israel".

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form F-3 that we filed with the SEC under the Securities Act. In addition, we file reports with, and furnish information to, the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy the registration statement and any other documents we have filed or furnished with the SEC, including any exhibits and schedules, at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549, Room 1580. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington D.C. and in other locations. Our SEC filings are also available to the public through the SEC’s web site at www.sec.gov. Information contained in such website is not part of this prospectus.  These SEC filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and from commercial document retrieval services. We also generally make available on our own web site (www.perion.com) our quarterly financial data and year-end financial statements as well as other information. Information contained in our website is not part of this prospectus.

As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. As such, we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto. For further information about us and about our ordinary shares, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•
Form 8-A, File No. 000-51694, filed on December 22, 2005, which incorporates by reference the description of our ordinary shares set forth under the caption "Description of Share Capital" in the preliminary prospectus included in the registration statement on Form F-1 (File No. 333-129246) filed on October 25, 2005, and any amendment or report filed for the purpose of updating that description;

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2013 filed with the SEC on April 10, 2014;

•	Report on Form 6-K filed with the SEC on April 18, 2014 (ClientConnect and pro forma financial statements).

•	The GAAP financial statements attached to the Report on Form 6-K filed with the SEC on May 15, 2015 (first quarter 2014 unaudited financial results); and

•
any report on Form 6-K, or any part thereof, filed after the date of the initial registration statement and prior to its effectiveness, which states that it, or any part thereof, is being incorporated by reference herein.

This prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F and any report on Form 6-K, or any part thereof, which states that it, or any part thereof, is being incorporated by reference herein, in each case filed by the registrant pursuant to the Exchange Act prior to the termination of the offering made by this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at our headquarters, which is currently located at 4 HaNechoshet Street, Tel Aviv, Israel 69710, Attn: Corporate Secretary, telephone number:  +972-3-769-6100. Copies of these filings may also be accessed at our website, www.perion.com. Information contained in our website is not part of this prospectus.

A copy of this prospectus, our memorandum of association and our articles of association, are available for inspection at our offices at 4 HaNechoshet Street, Tel Aviv, Israel 69710.

We are subject to the reporting requirements of the Exchange Act, as applicable to "foreign private issuers" as defined in Rule 3b-4 under the Exchange Act, and in accordance therewith, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from certain provisions of the Exchange Act.  Accordingly, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from reporting and the "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act.  In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Notwithstanding the foregoing, we furnish reports with the SEC on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and we solicit proxies and furnish proxy statements for all meetings of shareholders, a copy of which proxy statement is furnished promptly thereafter with the SEC under the cover of a Report on Form 6-K. We publish annually an annual report on our website containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant.  We prepare our financial statements in United States dollars and in accordance with U.S. GAAP.

PERION NETWORK LTD.

44,917,288 Ordinary Shares
__________________

PROSPECTUS
__________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of association allow us to indemnify, exculpate and insure our office holders, which includes our directors, to the fullest extent permitted by the Israeli Companies Law, 5769-1999 (other than with respect to certain expenses in connection with administrative enforcement proceedings under the Israeli Securities Law, 5728-1968), provided that procuring this insurance or providing this indemnification or exculpation is duly approved by the requisite corporate bodies.

Under the Companies Law, a company may indemnify an office holder in respect of some liabilities, either in advance of an event or following an event. If a company undertakes to indemnify an office holder in advance against monetary liability incurred in his or her capacity as an office holder, whether imposed in favor of another person pursuant to a judgment, a settlement or an arbitrator’s award approved by a court, the indemnification must be limited to foreseeable events in light of the company’s actual activities at the time of the indemnification undertaking and to a specific sum or a reasonable criterion under such circumstances, as determined by the board of directors.

Under the Companies Law, only if and to the extent provided by its articles of association, a company may indemnify an office holder against the following liabilities or expenses incurred in his or her capacity as an office holder:

•	any monetary liability whether imposed on him or her in favor of another person pursuant to a judgment, a settlement or an arbitrator’s award approved by a court;

•
reasonable litigation expenses, including attorneys’ fees, incurred by him or her as a result of an investigation or proceedings instituted against him or her by an authority empowered to conduct an investigation or proceedings, which are concluded either (i) without the filing of an indictment against the office holder and without the levying of a monetary obligation in lieu of criminal proceedings upon the office holder, or (ii) without the filing of an indictment against the office holder but with levying a monetary obligation in substitute of such criminal proceedings upon the office holder for a crime that does not require proof of criminal intent; and

•
reasonable litigation expenses, including attorneys’ fees, in proceedings instituted against him or her by the company, on the company’s behalf or by a third-party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for a crime that does not require proof of criminal intent.

Under the Companies Law, a company may obtain insurance for an office holder against liabilities incurred in his or her capacity as an office holder, if and to the extent provided for in its articles of association. These liabilities include a breach of duty of care to the company or a third-party, a breach of duty of loyalty and any monetary liability imposed on the office holder in favor of a third-party.

A company may, in advance only, exculpate an office holder for a breach of the duty of care, except in connection with a distribution of dividends or a repurchase of the company’s securities. A company may not exculpate an office holder from a breach of the duty of loyalty towards the company.

Under the Companies Law, however, an Israeli company may only indemnify or insure an office holder against a breach of duty of loyalty to the extent that the office holder acted in good faith and had reasonable grounds to assume that the action would not prejudice the company. In addition, an Israeli company may not indemnify, insure or exculpate an office holder against a breach of duty of care if committed intentionally or recklessly, or an action committed with the intent to derive an unlawful personal gain, or for a fine or forfeit levied against the office holder.

We have purchased liability insurance and entered into indemnification and exculpation agreements for the benefit of our office holders in accordance with the Companies Law and our articles of association.

ITEM 9.                 EXHIBITS

Exhibit Number	Description of Document
4.1	Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1/A filed on January 26, 2006)
5.1	Opinion of Goldfarb Seligman & Co.
23.1	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1)
23.2	Consents of Kost Forer Gabbay & Kasierer
24.1	Power of Attorney

ITEM 10.               UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the Registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

1.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv, Israel, on July 16, 2014.

Perion Network Ltd. By:* Josef Mandelbaum Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Josef Mandelbaum	Chief Executive Officer (principal executive officer)	July 16 , 2014
/s/ Yacov Kaufman Yacov Kaufman	Chief Financial Officer (principal financial and accounting officer)	July 16 , 2014
* Tamar Gottlieb	Chairperson and Director	July 16 , 2014
* Alan Gelman	Director	July 16 , 2014

* Dror Erez	Director	July 16 , 2014
* David Jutkowitz	Director	July 16 , 2014
* Avichay Nissenbaum	Director	July 16 , 2014
* Roy Gen	Director	July 16 , 2014
* Iris Beck	Director	July 16 , 2014

Authorized Representative in the United States: Smilebox Inc. By: * Name: Josef Mandelbaum Title: Chief Executive Officer	July 16 , 2014

*	By : /s/ Yacov Kaufman
Yacov Kaufman
Attorney-in-fact

Exhibit Number	Description of Document
5.1	Opinion of Goldfarb Seligman & Co. (previously filed)
23.1	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1)
23.2	Consents of Kost Forer Gabbay & Kasierer (previously filed)
24.1	Power of Attorney (previously filed)